OHA INVESTMENT CORPORATION

NUMBER
OHA

SHARES

A CORPORATION FORMED UNDER THE LAWS OF THE STATE OF MARYLAND

CUSIP 67091U 10 2
SEE REVERSE FOR IMPORTANT NOTICE AND OTHER INFORMATION

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF

OHA Investment Corporation

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED

SECRETARY

OHA Investment Corporation
INCORPORATED
2004
MARYLAND

PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(BROOKLYN, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE